STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 25th day of January, 2008 (the “Execution Date”), by and between GOLDEN EAGLE INTERNATIONAL, INC., a Colorado corporation (“GEII”), and Kevin K. Pfeffer, an individual (“Pfeffer”), who are collectively referred to as the “Parties” and individually as a “Party.”

R E C I T A L S:

A.	Litigation has been filed by GEII and Terry C. Turner (GEII’s president, chief executive officer and chairman of the board) against Pfeffer in the Federal District Court for Utah, Central Division, which is titled: GEII and Turner v. Pfeffer, 2:07-CV-662-TC (D. Utah 2007) (the “Litigation”).

B.	Over the period of the past 4 years, GEII and Turner have made allegations and claims against Pfeffer, and Pfeffer has made allegations and claims against GEII and Turner, including, but not limited to, those allegations and claims set out in GEII’s last quarterly report filed with the U.S. Securities and Exchange Commission (“SEC”) on Form 10-QSB on November 19, 2007, but all of which shall be considered included herein and hereinafter shall be referred to as “all allegations, claims, disputes and controversies.”

C.	GEII is indebted to Pfeffer in the amount of $135,000 on a promissory note, with accumulated interest of $30,277.66 (the “Pfeffer promissory note”), as well as $30,156.71 for expenses incurred by Pfeffer during the period of September through December of 2006, which have been added as an addendum to the Pfeffer promissory note (the “Pfeffer 2006 expenses”), and the sum of $35,000 for additional penalties and interest on the Pfeffer promissory note, for a total of $230,434.37 (the “Pfeffer Indebtedness”).

D.	As a means of settling the Litigation; fully and finally resolving and settling any and all of the allegations, claims, disputes and controversies; and fully and finally satisfying any and all amounts that GEII owes, or may owe, to Pfeffer (including, without limitation, the Pfeffer Indebtedness), GEII is willing to issue, and Pfeffer is willing to accept, 57,608,593 shares of Common Stock in GEII (the “Shares”) pursuant to the exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act of 1933, which issuance, with the other transactions contemplated for the settlement of the Litigation, any and all of the allegations, claims, disputes and controversies, and any and all amounts that GEII owes, or may owe, to Pfeffer, is referred to herein as the “Settlement”).

E.	The parties have determined that a settlement of the Litigation; any and all of the allegations, claims, disputes and controversies; and any and all amounts that GEII owes, or may owe, to Pfeffer, on the foregoing terms is in the best interests of GEII and Pfeffer.

F.	GEII has made available to Pfeffer its annual report on Form 10-KSB for the year ended December 31, 2006, its quarterly reports on Form 10-QSB for the quarters ended during the calendar year 2007, and all current reports on Form 8-K GEII has filed during 2007 and subsequently (collectively the “Exchange Act Reports”), as well as all press releases and other information that GEII has publicly released during 2007 (the “Other Public Information”). The Exchange Act Reports and the Other Public Information (all of which are available at www.geii.com) are collectively referred to as the “Disclosure Information.”

        NOW, THEREFORE, in consideration of the above facts, the mutual promises and covenants contained herein and in a settlement agreement between GEII; Terry C. Turner, GEII’s president, CEO and Chairman; and Pfeffer, (the “Settlement and Release Agreement”), and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1.        Acquisition of Shares. Not later than fifteen (15) business days after the Effective Date, GEII shall deliver a certificate for the Shares to Pfeffer, as described in Recital C above. GEII will consider the Shares to be issued and outstanding as of the Effective Date.

    2.        Effective Date. The Effective Date of this Agreement is the date after which all of the following has been accomplished, but no later than February 1, 2008: a) all of the parties to this Agreement and to the Settlement and Release Agreement have executed those agreements and provided faxed or scanned copies of the signature pages to all of the other parties; and b) the Federal District Court for Utah, Central Division, in Case No. 2:07-CV-662-TC (D. Utah 2007)(the “Court”) dismisses the case with prejudice.

    3.        Representations and Warranties of GEII. GEII hereby represents and warrants to Pfeffer that:

        3.1 Organization and Standing. GEII is a corporation duly organized, existing and in good standing under the laws of the State of Colorado. GEII has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

        3.2 Corporate Power. GEII has all requisite legal and corporate power and authority to enter into this Agreement and to issue the Shares as provided herein.

        3.3 Authorization. All corporate action on the part of GEII, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by GEII and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the performance of all of GEII’s obligations under this Agreement have been taken. On the Effective Date, this Agreement shall constitute valid and binding obligation of GEII, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by applicable law. The Shares, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Shares will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon Pfeffer; provided, however that the Shares may be subject to restrictions on transfer under state and/or federal securities laws and as set forth herein.

        3.4 Removal of Restrictive Legend. GEII will remove the restrictive legend from the certificate representing the Shares within fifteen (15) business days after the Effective Date, and upon issuance, based on the fact that Pfeffer’s holding period pursuant to Rule 144(k) promulgated under the Securities Act of 1933 on the Pfeffer promissory note shall have run, and may be tacked to the required holding period of the Shares.

        3.5 Disclosure. This Agreement, and the Disclosure Information and other written documentation delivered in connection herewith or which have otherwise been obtained by Pfeffer from GEII in his due diligence, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

    4.        Representations and Warranties of Pfeffer. Pfeffer hereby represents and warrants to GEII as follows:

        4.1 Authorization. On the Effective Date, this Agreement shall constitute a valid and binding obligation of Pfeffer, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by applicable law.

        4.2 Investment Representations. Pfeffer understands and acknowledges that the Shares have not been registered under the Act, or any state securities laws, and that the Shares are being offered under exemptions from the registration requirements of such laws. Pfeffer hereby represents and warrants that:

(A) No sale will occur and Pfeffer will not be making an investment decision until the Effective Date and an exemption from registration is available to issue the Shares.

    (B)        Pfeffer is not, and has not been for the past 90-day period, an affiliate of GEII, has held the Pfeffer promissory note for more than 2 (two) years and the Shares will be acquired by Pfeffer for investment and not with a view to the sale or other distribution thereof within the meaning of the Act except to the extent that Pfeffer complies with the requirements set forth in Section 2 above or Pfeffer complies with another exemption from registration under the Securities Act of 1933, such as (but not limited to) Rule 144(k), the availability of which exemption has been established to the reasonable satisfaction of GEII.

    (C)        Pfeffer is capable of evaluating the merits and risks of any investment in the Shares, is financially capable of bearing a total loss of this investment and has either: (i) a preexisting personal or business relationship with GEII or its principals; or (ii) by reason of Pfeffer’s business or financial experience, has the capacity to protect his or its own interest in connection with this investment.

    (D)        Pfeffer has received and reviewed the Disclosure Information and has had access to all information regarding GEII, its present and prospective business, assets, liabilities and financial condition that Pfeffer considers important to making the decision to acquire the Shares and has had ample opportunity to ask questions of and receive answers from GEII’s representatives concerning an investment in the Shares and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

    (E)        Pfeffer has discussed this Agreement, his due diligence investigation into the operations, assets, financial condition, business, and risks of GEII, the advisability of entering into and acquiring the Shares pursuant to this Agreement in accordance with its terms with its legal, financial, investment, tax, and other advisors to the extent that Pfeffer has determined such consultation to be necessary or appropriate. Pfeffer has entered into this Agreement and has acquired the Shares pursuant to this Agreement in accordance with the advice received and with full appreciation for the risks associated with an investment in the Company.

    5.        Brokers or Finders. GEII has not and will not incur, directly or indirectly, as a result of any action taken by Pfeffer, or any affiliate of Pfeffer, any liability for brokerage or finders’ fees or agents’ commissions, attorneys’ fees, or any similar charges in connection with this Agreement. Pfeffer has not, and will not, incur, directly or indirectly, as a result of any action taken by GEII or any affiliate of GEII, any liability for brokerage or finders’ fees or agents’ commissions, attorneys’ fees, or any similar charges in connection with this Agreement.

    6.        Miscellaneous.

        6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Utah without application of principles of conflicts of laws.

        6.2 Jurisdiction and Venue for Enforcement of this Agreement; Attorneys’ Fees. This Agreement shall only be enforceable in the Federal Court for the District of Utah, Central Division, located in Salt Lake County, Utah. In the event of any action to enforce this Agreement, the prevailing party may be awarded its reasonable attorneys’ fees and costs of court.

        6.3 Survival. Section 6 shall survive the closing of the transaction contemplated hereby pursuant to its terms.

        6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      6.5 Entire Agreement; Amendment.

    (A)        This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any provision of this Agreement may be amended and may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of GEII and Pfeffer.

    (B)        Any amendment or waiver effected in accordance with this Section 6.5 shall be binding upon each holder of any Shares issued under this Agreement at the time outstanding, each future holder of all such Shares, and GEII; provided, however, that no condition to closing may be waived without Pfeffer’s consent.

        6.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) delivered personally or by facsimile, (ii) transmitted by first-class mail, postage prepaid, or airmail, postage prepaid, in the event of mailing for delivery outside of the country in which mailed, (iii) transmitted by an overnight courier of recognized reputation or of recognized international reputation in the event of an international delivery, or (iv) transmitted by telecopier (with confirmation by airmail or courier), addressed:

    (a)        if to Pfeffer, at Pfeffer’s address as set forth below, or at such other address as Pfeffer shall have furnished to GEII in writing, or (b) if to GEII, at its address set forth below, or at such other address as GEII shall have furnished to each such holder in writing. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (A) the date of receipt if delivered personally or by facsimile, (B) the date seven days after posting if transmitted by mail, (C) the date three days after delivery to the courier if sent by recognized or internationally recognized courier service, or (D) the date on which written confirmation would be deemed to have been given as provided above, whether by mail or by courier, as applicable, if transmitted by telecopier, whichever shall first occur.

        6.7 Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        6.10 Expenses. Each party will bear its own costs and expenses incurred in connection with this Agreement.

        IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first written above.

KEVIN K. PFEFFER: Signature: /s/ Kevin K. Pfeffer —————————————— Kevin K. Pfeffer Date: January 25, 2008 Address: 9661 South 700 East Salt Lake City, UT 84070

GOLDEN EAGLE INTERNATIONAL, INC.: Signature: /s/ Terry C. Turner —————————————— Terry C. Turner Date: January 25, 2008 Address: 9661 South 700 East Salt Lake City, UT 84070

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